UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015

  Synergy CHC Corp.

  (Exact name of registrant as specified in its charter)

Nevada	000-55098	99-0379440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

865 Spring Street, Westbrook, ME	04092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(615) 939-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Synergy CHC Corp. on August 21, 2015 (the “Original 8-K”) announcing the closing on August 18, 2015 of a contribution agreement with Hand MD Corp., a Delaware corporation, where we acquired 50% of Hand MD Corp.’s outstanding securities (the “Acquisition”). Simultaneously, Hand MD, LLC, a California limited liability company, entered into a Contribution Agreement with Hand MD Corp., the principal owners of Hand MD, LLC, and us whereby Hand MD LLC contributed to Hand MD Corp. all of its right, title and interest in its intellectual property and inventory associated with skincare, nail care and nail polish products (the “Hand MD Properties”) in exchange for the other 50% of Hand MD Corp.’s outstanding capital securities.

In the Original 8-K, we indicated that we would file the historical and pro forma financial information required under Item 9.01 with respect to the Acquisition within 71 days of the due date of the Original 8-K, as permitted by the SEC rules. The Company has considered the guidance pursuant to Rule 11-01(d) of Regulation S-X and related interpretations and has concluded the acquisition of the Hand MD Properties is the acquisition of assets and not of a business. Accordingly, we will not be filing historical financial statements as indicated in the Original 8-K. We are now filing this Amendment No. 1 to include the required pro forma financial information as a result of the completion of the Acquisition.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

The unaudited pro forma balance sheet of our company as of June 30, 2015 as if the Acquisition had occurred at June 30, 2015, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

Exhibit No.	Description

99.1	Unaudited pro forma balance sheet of our company as of June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY CHC CORP.

Date: November 3, 2015	/s/ Jack Ross
Jack Ross
President and Chief Executive Officer